Exhibit 16.1


                           PRICEWATERHOUSECOOPERS LLP
                           1177 Avenue of the Americas
                            New York, New York 10036



October 2, 2002

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Commissioners:

We have read the statements made by Ladenburg Thalmann Financial Services Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 30, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP